UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)
___________________________

100 South Ashley Drive
Suite 600
Tampa, FL 33602
Phone: (800) 304-9888
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 19, 2016, Oxis International, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain note conversion agreement dated January 8, 2016 (the “Conversion Agreement”).  As previously disclosed, under the Conversion Agreement, the investor parties thereto agreed to convert certain outstanding promissory notes into shares of the Company’s common stock upon the closing of a financing, as described in the Conversion Agreement, occurring on or before February 15, 2016.  The Amendment extends such deadline from February 15, 2016 to March 15, 2016.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.

ITEM 8.01                                                OTHER EVENTS

On January 22, 2016, the Company filed a current report on Form 8-K disclosing the issuance of shares of common stock in exchange for the cancellation of warrants on a cashless basis.  Some of the persons who received common shares in exchange for the cancellation of warrants together with the number of common shares received by them are set forth on Exhibit 99.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.	Description

10.1 99	Form of Amendment to Note Conversion Agreement Schedule of Certain Shareholders

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                Oxis International, Inc.

Dated: February 19, 2016                                                                                                    By:    /s/ Anthony J. Cataldo
Anthony J. Cataldo,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 99	Form of Amendment to Note Conversion Agreement Schedule of Certain Shareholders